Exhibit 99.2

PayMode®, a product line of Bank of America Corporation
Financial Statements
December 31, 2008

PayMode®, a product line of Bank of America Corporation
Index
December 31, 2008

Page(s)
Report of Independent Registered Public Accounting Firm	1
Consolidated Financial Statements
Statements of Assets Sold	2
Statement of Revenue and Direct Expenses	3
Notes to Financial Statements	4-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of

Bank of America National Association:

We have audited the accompanying Statement of Assets Sold at December 31, 2008 and Statement of Revenue and Direct Expenses of PayMode®, a product line of Bank of America Corporation (the "Corporation") for the year ended December 31, 2008.  These Statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Assets Sold and Statement of Revenue and Direct Expenses are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Assets Sold and Statement of Revenue and Direct Expenses.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Assets Sold and Statement of Revenue and Direct Expenses.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Assets Sold and Statement of Revenue and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Bottomline Technologies (de), Inc.) as described in Note 2 and are not intended to be a complete presentation of the financial position or results of operations of PayMode®, a product line of the Corporation

In our opinion, the Statement of Assets Sold and Statement of Revenue and Direct Expenses referred to above present fairly, in all material respects, the assets sold at December 31, 2008 and revenue and direct expenses for the year ended December 31, 2008 as described in Note 2 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers

November 13, 2009

PayMode®, a product line of Bank of America Corporation
Statements of Assets Sold
December 31, 2008

(in thousands of dollars)	2008
Assets Sold:
Prepaid expenses	$36
Property and equipment	746
Software	23
Total assets sold	$805

The accompanying notes are an integral part of these financial statements.

PayMode®, a product line of Bank of America Corporation
Statement of Revenue and Direct Expenses
December 31, 2008

(in thousands of dollars)	2008
Revenue:
Interest Income	$6,160
Fee revenue	5,669
Total revenue	11,829

Direct Expenses:
Cost of revenue	8,053
Selling, general and administrative	911
Total direct expenses	8,964

Revenue less direct expenses	$2,865

The accompanying notes are an integral part of these financial statements.

PayMode®, a product line of Bank of America Corporation
Notes to Financial Statements
December 31, 2008

1.	Description of Business

PayMode® is a product line within the Treasury Services business of Bank of America Corporation (the "Corporation").  Specifically, PayMode® is an internet based payment system that enables the initiation, processing and transmission of electronic payments and remittance information between disbursing companies, which are the Corporation's clients, and their vendors, suppliers and service providers.  The Corporation’s clients utilize PayMode® for their payables automation with those clients' suppliers receiving electronic payments and comprehensive remittance data.  PayMode® currently only provides services to the Corporation’s customers.  PayMode®’s services enhance its customer's operational efficiency in the accounts payable and corporate treasury functions, including payment processes and controls.

On August 5, 2009, Bottomline Technologies (de), Inc. ("Bottomline") entered into an Asset Purchase Agreement (the "Agreement") with Bank of America, N.A. (a wholly owned indirect subsidiary of the Corporation) to purchase substantially all the assets and related operations of the PayMode® product line, and assume certain liabilities.  Under the terms of the Agreement, Bottomline became the owner of PayMode® and the Corporation received consideration consisting of $17 million in cash and a warrant to purchase 1,000,000 shares of common stock of Bottomline.  The transaction was consummated on September 14, 2009.

Purchased assets included prepaid assets, software, property and equipment, intellectual property, the vendor network and other intangible assets.  Liabilities assumed were limited to obligations arising under the permits transferred, contracts assigned and accrued but unused vacation time of employees hired by Bottomline.  Based on the nature of these liabilities, as well as, the Corporation's vacation policies, no book value has been assigned to the assumed liabilities.

2.	Basis of Presentation

PayMode® is a product line within the Treasury Services business of the Corporation.  Historically, separate financial statements have not been prepared for PayMode®.  The accompanying Statement of Assets Sold as of December 31, 2008 and the Statement of Revenue and Direct Expenses for the year ended December 31, 2008 (the "Statements") have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.  The Statements have been prepared in lieu of complete audited financial statements as the Corporation does not believe that such US GAAP financial statements can be prepared without arduous efforts and undue costs.  During the reporting period, PayMode® has not been required to produce stand-alone financial statements under the Corporation or operate as a stand-alone entity.  The Corporation also has not historically pushed down corporate level expenses to PayMode® and cannot provide such allocations without undue cost and effort.  Corporate level expenses include expenses such as services provided by senior management, human resources, legal and finance departments.  The Statements were prepared using the Corporation’s accounting policies.

The accompanying Statement of Revenue and Direct Expenses includes fee revenue and interest revenue allocated through the Corporation's intercompany funds transfer pricing process and the direct expenses of PayMode®.  Indirect expenses such as interest and income taxes, certain management expenses and shared administrative expenses have been excluded from the accompanying Statement of Revenue and Direct Expenses, as it is not practical to isolate and allocate such expenses to PayMode®.  The accompanying Statement of Assets Sold has been derived from the accounting records of the Corporation.  These financial statements are not intended to be a complete representation of the financial position or results of PayMode® as a

PayMode®, a product line of Bank of America Corporation
Notes to Financial Statements
December 31, 2008

stand-alone going concern, nor are they indicative of the results to be expected from future operations of PayMode®.  Management believes that the assumptions underlying the Statements are reasonable and appropriate under the circumstances.

The accompanying Statement of Assets Sold reflects the assets sold and the liabilities assumed by Bottomline pursuant to the Agreement.  Any other assets and liabilities have been excluded from the Statement of Assets Sold as these items will be retained by the Corporation.

3.	Summary of Significant Accounting Policies

Use of estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  As discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if PayMode® had been operated as a separate entity or of the future results of PayMode®.

Property and equipment
Property and equipment are stated at cost less accumulated depreciation and consists of the specific assets identified in the Agreement as being sold to Bottomline in conjunction with the sale of PayMode®.  Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which ranges from 3 to 5 years and is recorded within the Statement of Revenue and Direct Expenses.  Maintenance and repairs are expensed as incurred, while improvements that extend the useful life of the related asset are capitalized and depreciated over the remaining life of the related asset.

Revenue recognition
Interest income represents income allocated through the Corporation's intercompany fund transfer pricing process whereby PayMode® is compensated for deposits placed with the Corporation.  As part of its transaction processing, PayMode® may hold cash balances, which are invested overnight with the Corporation.  The rate of interest paid to PayMode® by the Corporation is based upon the aforementioned funds transfer pricing methodology and does not necessarily reflect a market rate of interest.  The Corporation maintains all debt and notes payable on a consolidated basis to fund and manage operations; accordingly, debt and related interest expense were not allocated to PayMode®.

Fee revenue is mostly driven by fees charged to customers, based on the number of transactions processed on the customer's behalf.  In addition to the aforementioned transaction based fees, PayMode® also bills its customers for implementation and monthly maintenance services.  These fees are recognized in the period services have been provided, significant obligations have been performed, and collection is reasonably assured.

Direct expenses
Direct expenses are classified as either, Cost of Revenue or Selling, General and Administrative based on the underlying activity.  Direct expenses that were allocated to these expense categories include Personnel Expense, Occupancy Expense and Direct Processing Expense.

PayMode®, a product line of Bank of America Corporation
Notes to Financial Statements
December 31, 2008

Personnel expense
The Corporation has certain qualified retirement and defined contribution plans covering full-time, salaried employees and certain part-time employees.  Expenses under these plans are accrued each year.  The costs are charged to current operations and, for defined benefit plans, consist of several components of net pension cost based on various actuarial assumptions regarding future expectations under the plans.  Total employee benefits costs were approximately $912 thousand for the year ended December 31, 2008.

Certain employees of the Corporation participate in a management compensation plan which provides incentive awards based on the extent to which performance objectives and profit goals are met.  Incentive expenses under the plan were approximately $171 thousand for the year ended December 31, 2008.

Occupancy expense
Occupancy expense consists of rent expense on the operating lease directly related to PayMode®, as well as, an allocation of depreciation expense related to the equipment utilized within the premises from the Corporation based up the square footage of the premises and a deprecation rate determined by the Corporation.

Direct processing expense
The Corporation provides business-to-business payment processing services to customers.  Direct processing expense consists of software and hardware maintenance and development costs, amortization, and various fees relating to these activities.  These activities are performed by a centralized technology unit and have been allocated to PayMode® based on usage.

4.	Property and Equipment

 Property and equipment consists of the following at December 31, 2008 (in thousands of dollars):

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Depreciation expense was $477 thousand for the year ended December 31, 2008 and is recorded in the Statement of Revenue and Direct Expenses.

5.	Commitment and Contingencies

The Corporation has entered into operating leases for premises related to PayMode®.  Future minimum rental payments under these leases are $231 thousand for 2009, $233 thousand for 2010, $233 thousand for 2011, $233 thousand for 2012 and 1,416 thousand thereafter.  Rental expense was $230 thousand for the year ended December 31, 2008 and is included in Occupancy Expense in the Statement of Revenue and Direct Expenses.

In addition, Bottomline assumed the liabilities of PayMode® as it relates to permits transferred and contracts assigned to Bottomline arising subsequent to the reporting date.

PayMode®, a product line of Bank of America Corporation
Notes to Financial Statements
December 31, 2008

6.	Related Parties

PayMode® has significant transactions with the Corporation and its' affiliates.  During the year ended December 31, 2008, Fee Revenue recognized based upon transactions processed for the Corporation or its' affiliates was approximately $566 thousand.  The entirety of the interest income allocated to PayMode® is earned based upon interest rates determined by the Corporation.

PayMode® also benefits from discounts and pricing negotiated with suppliers and vendors by the Corporation.